GLATFELTER CORPORATION

Non-Employee Director Restricted Stock Unit Award Certificate

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Award Number: _____             Award Date: __________
Number of Restricted Stock Units: __________
Final Vesting Date: __________

THIS CERTIFIES THAT Glatfelter Corporation, a Pennsylvania corporation (the “Company”) has on the Award Date specified above granted to:

Name

(the “Participant”) an award (the “Award”) to receive that number of Restricted Stock Units (the “RSUs”) indicated above in the space labeled “Number of Restricted Stock Units,” each RSU representing the right to receive one share of the Company’s common stock (the “Common Stock”), subject to certain restrictions and on the terms and conditions contained in this Award Certificate and the Company’s 2022 Long-Term Incentive Plan (the “Plan”). In the event of any conflict between the terms of the Plan and this Award Certificate, the terms of the Plan shall prevail. Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

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1.Rights of the Participant with Respect to the Restricted Stock Units.

a.No Shareholder Rights. The RSUs granted pursuant to the Award do not and shall not entitle the Participant to any rights of a holder of Common Stock. The rights of the Participant with respect to the RSUs shall remain forfeitable at all times prior to the date on which such rights become vested, and the restrictions with respect to the RSUs lapse, in accordance with Section 2 or 3.

b.Dividend Equivalents. During the period from the Award Date to the issuance of shares of Common Stock according to Section 1(c), the Participant will be credited with deemed dividends (a “Deemed Dividend”) in an amount equal to each cash dividend payable after the Award Date, just as though the Participant, on the record date for payment of the dividend, had been the holder of record of shares of Common Stock equal to the number of RSUs represented by this Award Certificate. The Deemed Dividends will be converted to additional RSUs, rounded down to the nearest whole number, by dividing the Deemed

Dividends by the Fair Market Value of one share of Common Stock on the date the cash dividend to which it relates is paid. The Company will establish a bookkeeping record to account for the Deemed Dividends and additional RSUs to be credited to the Participant. The additional RSUs represented by Deemed Dividends are subject to the same vesting requirements as the Award.

c.Conversion of Restricted Stock Units; Issuance of Common Stock. No shares of Common Stock shall be issued to the Participant prior to the date on which the RSUs vest and the restrictions with respect to the RSUs lapse, in accordance with Section 2 or 3. Neither this Section 1(c) nor any action taken pursuant to or in accordance with this Section 1(c) shall be construed to create a trust of any kind. After any restrictions with respect to RSUs lapse pursuant to Section 2 or 3, the Company shall cause to be issued as soon as practicably possible, but in no event later than thirty (30) days following the date all restrictions lapse (subject to Section 6(a)) in certificated or book- entry form, registered in the Participant’s name or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be, in payment for such RSUs that number of shares of Common Stock equal to the number of RSUs with respect to which the restrictions have lapsed.

2.Vesting. Subject to Section 3, 100% of the total amount of RSUs awarded will vest, and all restrictions with respect to the RSUs awarded shall lapse, on the Final Vesting Date, if the Participant continues to serve continuously as a director of the Company until the Final Vesting Date.

3.Forfeiture or Early Vesting Upon Ceasing to be a Director.

a.Removal as a Director for Cause. If, prior to the vesting of the RSUs pursuant to Section 2, the Participant is involuntarily removed as a director of the Company by vote of the either the Board of Directors or the shareholders of the Company for Cause, then all unvested RSUs shall be immediately and irrevocably forfeited.

b.Other Cessation of Service as a Director. In the event that the Participant shall cease to be a director of the Company for any reason (including without limitation by reason of death or Disability) other than as described in paragraph (a) above, and further provided that such cessation of service as a director of the Company is a Separation from Service, then all unvested RSUs shall become immediately vested, and the restrictions with respect to such RSUs shall lapse.

c.Definition of Cause. For purposes of this Agreement, “Cause” shall mean (i) an act or acts of personal dishonesty taken by the Participant and intended to result in substantial personal enrichment of the Participant at the expense of the Company, (ii) the Participant’s continued failure to substantially perform for the Company the normal material duties related to Participant’s position as a non-employee director of the Company, (iii) violation by the Participant of any of the Company’s policies applicable to non-employee directors of the Company, including, but not limited to, policies regarding insider trading, confidentiality, non-disclosure, non-disparagement, related party transactions and conflicts of interest and any other written policy of the Company; or (iv) the conviction of the Participant of a felony.

4.Restriction on Transfer. The RSUs and any rights under the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition of RSUs or other rights under the Award shall be void and unenforceable against the Company and shall result in the immediate forfeiture of such RSUs and rights. Notwithstanding the foregoing, the Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any shares of Common Stock issued with respect to the RSUs upon the death of the Participant.

5.Tax Matters; Compliance with Code Section 409A.

a.Distributions of Common Stock in payment for RSUs as described herein which represent a “deferral of compensation” within the meaning of Code section 409A shall conform to the applicable requirements of Code section 409A including, without limitation, the requirement that a distribution to the Participant, who at the time of his or her Separation from Service as a director is also a “specified employee” within the meaning of Code section 409A(a)(2)(B)(i), which is made on account of the Participant’s Separation from Service shall not be made before the date which is six (6) months after the date of Separation from Service. However, distributions as aforesaid shall not be deemed to be a “deferral of compensation” subject to Code section 409A to the extent provided in the exception in Treasury Regulation Section 1.409A-1(b)(4) for short-term deferrals.

b.In order to comply with all applicable federal, state and local tax laws or regulations, the Company may take such actions as it deems appropriate to ensure that all applicable federal, state and local payroll, withholding, income or other taxes are withheld or collected from the Participant.

c.In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, the Participant may elect to satisfy the Participant’s federal, state and local tax withholding obligations, if any, arising from the receipt of the RSUs or the shares of Common Stock following the vesting of, or the lapse of restrictions relating to, the RSUs, by (i) delivering cash, check or money order payable to the Company, or (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional share of Common Stock but will instead round down to the next full number the amount of shares of Common Stock to be delivered. The Participant’s election must be made on or before the date that any such withholding obligation with respect to the RSUs arises. If the Participant fails to timely make such an election, the Company shall have the right to withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value equal to the amount of such taxes.

6.Miscellaneous.

a.The Award does not confer on the Participant any right with respect to the continuance of any relationship with the Company or its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

b.The Company shall not be required to deliver any shares of Common Stock upon vesting of any RSUs until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

c.An original record of the Award and all the terms thereof, executed by the Company, shall be held on file by the Company. To the extent there is any conflict between the terms contained in the Award Certificate and the terms contained in the original record held by the Company, the terms of the original record held by the Company shall control.

A copy of the Plan is available upon request.

GLATFELTER CORPORATION

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By my signature below, I hereby acknowledge receipt of this Award Certificate on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Award Certificate and the Plan.

Signature: Date:

Name